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                                              PricewaterhouseCoopers LLP
                                              89 Sandyford Road
                                              Newcastle upon Tyne NE99 1PL
                                              Telephone:  +44 (0) 191 232 8493
                                              Facsimile:  +44 (0) 191 269 4400




The Board of Directors
Granite Mortgages 04-3 plc
Fifth Floor
100 Wood Street
London
EC2V 7EX

The Board of Directors
Granite Finance Funding Limited
4 Royal Mint Court
London
EC3N 4HJ


September 14, 2004


Dear Sir or Madam

Consent of Independent Accountants with respect to the Prospectus of Granite Mortgages 04-3 plc dated September 14, 2004 (the "Registration Statement").

We hereby consent to the use in this Registration Statement on Form S-11 of our report dated September 14, 2004 relating to the financial statements of Granite Mortgages 04-3 plc and our report dated May 20, 2004 relating to the financial statements of Granite Finance Funding Limited, which appear in the Registration Statement. We also consent to the reference to us under the headings "Experts" and "Index of Appendices" in such Registration Statement.

Yours faithfully,

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP





PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.